Exhibit 99.1


   Alliance Laundry Holdings LLC Reports 3rd Quarter 2007 Earnings


    RIPON, Wis.--(BUSINESS WIRE)--Nov. 15, 2007--Alliance Laundry
Holdings LLC announced today results for the three and nine months ended September 30, 2007.

    Net revenues for the quarter ended September 30, 2007 increased $18.3 million, or 19.2%, to $113.4 million from $95.1 million for the quarter ended September 30, 2006. Our net income for the quarter ended September 30, 2007 was $1.2 million as compared to a net loss of $4.0 million for the quarter ended September 30, 2006. Adjusted EBITDA (see "About Non-GAAP Financial Measures" below) for the quarter ended September 30, 2007 increased $1.3 million to $16.4 million from $15.1 million for the quarter ended September 30, 2006.

    The overall net revenue increase of $18.3 million was attributable to higher commercial laundry revenues of $14.4 million, higher consumer laundry revenue of $0.3 million, higher service parts revenue of $0.5 million, higher CLD Acquisition related sales of $1.9 million from European operations and lower worldwide sales eliminations of $1.2 million.

    Net revenues for the nine months ended September 30, 2007 increased $73.4 million, or 28.9%, to $326.9 million from $253.5 million for the nine months ended September 30, 2006. Our net income for the nine months ended September 30, 2007 was $5.4 million as compared to a net loss of $7.3 million for the nine months ended September 30, 2006. Adjusted EBITDA (see "About Non-GAAP Financial Measures" below) for the twelve month period ended September 30, 2007 was $66.8 million.

    In announcing the Company's results, CEO Thomas F. L'Esperance said, "We are extremely pleased with our top line performance for the quarter and nine months. Although results have been adversely affected by significantly higher material costs, our third quarter earnings reflected significant improvement from increased sales in our base business revenue for North America and continued strong performance for international sales and CLD Europe."

    L'Esperance concluded, "Based on progress to date, we anticipate that our operational strategies and modest improvements in material costs in the U.S. will position us for a strong finish in 2007."

    About Non-GAAP Financial Measures

    In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), we also disclose EBITDA and Adjusted EBITDA, which are non-GAAP measures. We have presented EBITDA and Adjusted EBITDA because certain covenants in our Senior Credit Facility are tied to ratios based on these measures. "EBITDA" represents net income (loss) before interest expense, income tax (provision) benefit and depreciation and amortization, and "Adjusted EBITDA" (as defined under the Senior Credit Facility) is EBITDA as further adjusted to exclude, among other things, certain non-recurring expenses and other non-recurring non-cash charges. EBITDA and Adjusted EBITDA do not represent, and should not be considered, an alternative to net income or cash flow from operations, as determined by GAAP, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. Our Senior Credit Facility requires us to satisfy specified financial ratios and tests, including a maximum of total debt to Adjusted EBITDA and a minimum Adjusted EBITDA to cash interest expense. To the extent that we fail to maintain either of these ratios within the limits set forth in the Senior Credit Facility, our ability to access amounts available under our Revolving Credit Facility would be limited, our liquidity would be adversely affected and our obligations under the Senior Credit Facility could be accelerated. In addition, any such acceleration would constitute an event of default under the indenture governing the Senior Subordinated Notes (the "Notes Indenture"), and such an event of default under the Notes Indenture could lead to an acceleration of our obligations under the Senior Subordinated Notes. A reconciliation of EBITDA and Adjusted EBITDA with the most directly comparable GAAP measure is included below for the three and nine months ended September 30, 2007 along with the components of EBITDA and Adjusted EBITDA.

    About Alliance Laundry Holdings LLC

    Alliance Laundry Holdings LLC is the parent company of Alliance Laundry Systems LLC (www.comlaundry.com), a leading designer, manufacturer and marketer in North America of commercial laundry equipment used in laundromats, multi-housing laundries and on-premise laundries. Under the well-known brand names of Speed Queen(R), UniMac(R), Huebsch(R), IPSO(R), and Cissell(R), we produce a full line of commercial washing machines and dryers with load capacities from 12 to 200 pounds. We have been a leader in the North American stand-alone commercial laundry equipment industry for more than ten years. With the addition of our European operations and Alliance Laundry's export sales to Europe, we believe that we are also a leader in the European stand-alone commercial laundry equipment industry.

    Safe Harbor for Forward-Looking Statements

    With the exception of the reported actual results, this press release contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of our business to differ materially from those expressed or implied by such forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that such plans, intentions, expectations, objectives or goals will be achieved. Important factors that could cause actual results to differ materially from those included in forward-looking statements include: impact of competition; continued sales to key customers; possible fluctuations in the cost of raw materials and components; possible fluctuations in currency exchange rates, which affect the competitiveness of our products abroad; possible fluctuation in interest rates, which affects our earnings and cash flows; the impact of substantial leverage and debt service on us; possible loss of suppliers; risks related to our asset backed facilities; dependence on key personnel; labor relations; potential liability for environmental, health and safety matters; potential future legal proceedings and litigation; and other risks listed from time to time in the Company's reports, including, but not limited to the Company's most recent Annual Report on Form 10-K/A for the year ended December 31, 2006.

    Financial information for Alliance Laundry Holdings LLC for the three and nine months ended September 30, 2007.


                    ALLIANCE LAUNDRY HOLDINGS LLC
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (unaudited)
                           (in thousands)

                                                        December 31,
                                         September 30,      2006
                                             2007        (Restated)
                                         -------------  -------------
                 Assets
 Current assets:
  Cash and cash equivalents              $      10,613  $      11,221
  Accounts receivable, net                      26,737         24,523
  Inventories, net                              61,400         51,915
  Beneficial interests in securitized
   accounts receivable                          28,579         28,641
  Deferred income tax asset, net                 2,729          3,202
  Prepaid expenses and other                     3,187          4,804
                                         -------------  -------------
   Total current assets                        133,245        124,306

 Notes receivable, net                           3,528          4,018
 Property, plant and equipment, net             71,924         73,789
 Goodwill                                      183,078        180,269
 Beneficial interests in securitized
  financial assets                              20,138         18,055
 Deferred income tax asset, net                 10,677         10,677
 Debt issuance costs, net                        8,703         10,318
 Intangible assets, net                        148,857        152,890
                                         -------------  -------------
   Total assets                          $     580,150  $     574,322
                                         =============  =============

    Liabilities and Member(s)' Equity
 Current liabilities:
  Current portion of long-term debt and
   capital lease obligations             $         230  $         526
  Revolving credit facility                          -              -
  Accounts payable                              34,802         27,636
  Deferred income tax liability, net                 -            216
  Other current liabilities                     34,710         37,085
                                         -------------  -------------
   Total current liabilities                    69,742         65,463

 Long-term debt and capital lease
  obligations:
  Senior credit facility                       215,000        224,000
  Senior subordinated notes                    149,500        149,430
  Other long-term debt and capital lease
   obligations                                   2,140          2,159

 Deferred income tax liability, net              6,502          6,137
 Other long-term liabilities                    10,693         10,742
                                         -------------  -------------
   Total liabilities                           453,577        457,931

 Commitments and contingencies
 Member(s)' equity                             126,573        116,391
                                         -------------  -------------
  Total liabilities and member(s)'
   equity                                $     580,150  $     574,322
                                         =============  =============


                    ALLIANCE LAUNDRY HOLDINGS LLC
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (unaudited)
                            (in thousands)

                             Three Months Ended    Nine Months Ended
                             ------------------- ---------------------
                                                           September
                                                               30,
                             September September September    2006
                                30,       30,       30,
                               2007      2006      2007    (Restated)
                             --------- --------- --------- -----------

Net revenues:
 Equipment and service parts  $111,396  $92,529   $320,856  $ 248,738
 Equipment financing, net        1,981    2,601      6,013      4,802
                             --------- --------- --------- -----------
Net revenues                   113,377   95,130    326,869    253,540
Cost of sales                   86,479   74,257    244,380    196,162
                             --------- --------- --------- -----------
Gross profit                    26,898   20,873     82,489     57,378
                             --------- --------- --------- -----------

Selling, general and
 administrative expense         15,728   13,010     47,761     36,837
Securitization, impairment
 and other costs                    32    1,647        782      5,571
                             --------- --------- --------- -----------
Total operating expenses        15,760   14,657     48,543     42,408
                             --------- --------- --------- -----------
  Operating income              11,138    6,216     33,946     14,970

Interest expense                 9,410    9,591     25,871     22,833
Other expense, net                   -      120          -        480
                             --------- --------- --------- -----------
  Income (loss) before taxes     1,728   (3,495)     8,075     (8,343)
Provision (benefit) for
 income taxes                      523      532      2,631     (1,050)
                             --------- --------- --------- -----------
  Net income (loss)           $  1,205  $(4,027)  $  5,444  $  (7,293)
                             ========= ========= ========= ===========


                    ALLIANCE LAUNDRY HOLDINGS LLC
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (unaudited)
                            (in thousands)

                                               Nine Months Ended
                                          ----------------------------
                                                         September 30,
                                          September 30,      2006
                                              2007        (Restated)
                                          -------------  -------------

Cash flows from operating activities:
 Net income (loss)                         $     5,444    $    (7,293)
 Adjustments to reconcile net income
  (loss) to net cash
  provided by operating activities:
   Depreciation and amortization                14,222         16,420
   Non-cash interest expense                       719            316
   Non-cash executive unit compensation          2,706          1,215
   Non-cash trademark impairment                     -          1,400
   Non-cash inventory expense                        -          2,726
   Deferred income taxes                           160         (1,584)
   Loss on sale of property, plant and
    equipment                                       70            175
   Changes in assets and liabilities:
      Accounts receivable                       (1,912)         5,383
      Inventories                               (8,875)       (13,722)
      Other assets                                (228)        (3,768)
      Accounts payable                           6,561          3,126
      Other liabilities                         (5,657)        (2,076)
                                          -------------  -------------
   Net cash provided by operating
    activities                                  13,210          2,318
                                          -------------  -------------

Cash flows used in investing activities:
 Additions to property, plant and
  equipment                                     (5,931)        (4,046)
 Acquisition of businesses, net of cash
  acquired                                           -        (77,933)
 Proceeds on disposition of assets               1,178          1,129
                                          -------------  -------------
   Net cash used in investing activities        (4,753)       (80,850)
                                          -------------  -------------

Cash flows (used in) provided by
 financing activities:
 Principal payments on long-term debt           (9,428)        (8,023)
 Net increase in revolving line of credit
  borrowings                                         -          6,000
 Proceeds from senior term loan                      -         60,000
 Issuance of common stock                            -         23,493
 Repurchase of common stock                          -            (30)
 Debt financing costs                                -         (1,334)
                                          -------------  -------------
   Net cash (used in) provided by
    financing activities                        (9,428)        80,106
                                          -------------  -------------

Effect of exchange rate changes on cash
 and cash equivalents                              363            549
                                          -------------  -------------

(Decrease) increase in cash and cash
 equivalents                                      (608)         2,123
Cash and cash equivalents at beginning of
 period                                         11,221          5,075
                                          -------------  -------------
Cash and cash equivalents at end of
 period                                    $    10,613    $     7,198
                                          =============  =============

Supplemental disclosure of cash flow
 information:
 Cash paid for interest                    $    25,488    $    23,878
 Cash paid for income taxes                      1,442             79


    Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA, and reconciliation of Adjusted EBITDA to Net Cash Provided by (Used in) Operating Activities for the Three and Nine Months Ended September 30, 2007 (Dollars in Thousands):

                                                       Three Months
                                         Three Months      Ended
                                             Ended     September 30,
                                         September 30,     2006
                                             2007       (Restated)
                                         ------------- -------------


Net income (loss)                         $     1,205   $    (4,027)
Provision for income taxes                        523           532
Interest expense                                9,410         9,591
Depreciation and amortization (a)               4,851         5,177
Non-cash interest income included in
 amortization above                              (544)         (732)
                                         ------------- -------------
EBITDA                                         15,445        10,541
Finance program adjustments (b)                  (595)       (1,150)
Other non-recurring charges (c)                   668         2,815
Other non-cash charges (d)                        902         2,777
Other expense (e)                                   -           120
                                         ------------- -------------
Adjusted EBITDA                                16,420        15,103

Interest expense                               (9,410)       (9,591)
Non-cash interest income included
    in amortization above                         544           732
Other non-cash interest                           377           843
Finance program adjustments (b)                   595         1,150
Other non-recurring charges (c)                  (668)       (2,815)
Deferred taxes                                   (636)         (534)
Loss on sale of property, plant and
 equipment                                         50            44
Other expense                                       -          (109)
Changes in assets and liabilities              (6,629)       (1,609)
                                         ------------- -------------
Net cash provided by operating activities $       643   $     3,214
                                         ============= =============

    (a) Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

    (b) We currently operate an off-balance sheet commercial equipment finance program in which newly originated equipment loans are sold to qualified special-purpose bankruptcy remote entities. In accordance with GAAP, we are required to record gains/losses on the sale of these equipment based promissory notes. In calculating Adjusted EBITDA, management determines the cash impact of net interest income on these notes. The finance program adjustments are the difference between GAAP basis revenues (as prescribed by SFAS No. 125/140) and cash basis revenues.

    (c) Other non-recurring charges are described as follows:

    -- Other non-recurring charges for the quarter ended September 30, 2007 consist of $0.6 million of investigatory and audit costs related to the restatements which are included in the selling, general and administrative expense line of our condensed consolidated statements of operations and $0.1million of costs associated with the closure of the Marianna, Florida production facility which are included in the securitization, impairment and other costs line of our condensed consolidated statements of operations.

    -- Other non-recurring charges for the quarter ended September 30, 2006 relate to a periodic accrual of $0.3 million under a one time retention bonus agreement with certain management employees, $0.9 million of costs related to the transfer of the Marianna, Florida product lines to Ripon, Wisconsin which are included in the selling, general and administrative expense line of our condensed consolidated statements of operations and $1.6 million of costs associated with the closure of the Marianna, Florida production facility which are included in the securitization, impairment and other costs line of our condensed consolidated statements of operations.

    (d) Other non-cash charges are described as follows:

    -- Other non-cash charges for the quarter ended September 30, 2007 consist of $0.9 million of non-cash incentive compensation expense related to management incentive stock options, which is included in the selling, general and administrative expense line of our condensed consolidated statements of operations.

    -- Other non-cash charges for the quarter ended September 30, 2006 are comprised of $2.7 million of costs associated with the inventory step-up to fair market value recorded at the CLD Acquisition date, which are included in the cost of sales line of our condensed consolidated statements of operations, and $0.1 million of non-cash incentive compensation expense related to management incentive stock options, which is included in the selling, general and administrative expense line of our condensed consolidated statements of operations.

    (e) Other expense is described as follows:

    -- Other expense for the nine months ended September 30, 2006 relates to $0.1 million of a mark to market loss related to two foreign exchange hedge agreements. The agreements were entered to control the foreign exchange risk associated with the initial acquisition price of CLD. The foreign exchange hedges are included in the other expense, net line of our condensed consolidated statements of operations.


                                               Nine Months Ended
                                          ----------------------------
                                                         September 30,
                                          September 30,      2006
                                              2007        (Restated)
                                          -------------  -------------


Net income (loss)                          $     5,444    $    (7,293)
Provision (benefit) for income taxes             2,631         (1,050)
Interest expense                                25,871         22,833
Depreciation and amortization (a)               14,222         16,422
Non-cash interest income included in
 amortization above                             (1,615)        (1,654)
                                          -------------  -------------
EBITDA                                          46,553         29,258
Finance program adjustments (b)                 (1,494)          (306)
Other non-recurring charges (c)                  2,136          7,687
Other non-cash charges (d)                       2,706          5,328
Other expense (e)                                    -            480
                                          -------------  -------------
Adjusted EBITDA                                 49,901         42,447

Interest expense                               (25,871)       (22,833)
Non-cash interest income included in
 amortization above                              1,615          1,654
Other non-cash interest                            719            316
Finance program adjustments (b)                  1,494            306
Other non-recurring charges (c)                 (2,136)        (7,687)
Deferred taxes                                  (2,471)          (535)
Loss on sale of property, plant and
 equipment                                          70            175
Other expense                                        -           (468)
Changes in assets and liabilities              (10,111)       (11,057)
                                          -------------  -------------
Net cash provided by operating activities  $    13,210    $     2,318
                                          =============  =============

    (a) Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

    (b) We currently operate an off-balance sheet commercial equipment finance program in which newly originated equipment loans are sold to qualified special-purpose bankruptcy remote entities. In accordance with GAAP, we are required to record gains/losses on the sale of these equipment based promissory notes. In calculating Adjusted EBITDA, management determines the cash impact of net interest income on these notes. The finance program adjustments are the difference between GAAP basis revenues (as prescribed by SFAS No. 125/140) and cash basis revenues.

    (c) Other non-recurring charges are described as follows:

    -- Other non-recurring charges for the nine months ended September 30, 2007 relate to a periodic accrual of $0.1 million under the one time retention bonus agreement with certain management employees, $0.1 million of costs related to the transfer of the Marianna, Florida product lines to Ripon, Wisconsin, $1.2 million of investigatory and audit costs related to the restatements which are included in the selling, general and administrative expense line of our condensed consolidated statements of operations and $0.7 million of costs associated with the closure of the Marianna, Florida production facility which are included in the securitization, impairment and other costs line of our condensed consolidated statements of operations.

    -- Other non-recurring charges for the nine months ended September 30, 2006 relate to a periodic accrual of $0.9 million under a one time retention bonus agreement with certain management employees, $2.6 million of costs related to the transfer of the Marianna, Florida product lines to Ripon, Wisconsin which are included in the selling, general and administrative expense line of our condensed consolidated statements of operations and $4.2 million of costs associated with the closure of the Marianna, Florida production facility which are included in the securitization, impairment and other costs line of our condensed consolidated statements of operations.

    (d) Other non-cash charges are described as follows:

    -- Other non-cash charges for the nine months ended September 30, 2007 relate to $2.7 million of non-cash incentive compensation expense related to management incentive stock options, which is included in the selling, general and administrative expense line of our condensed consolidated statements of operations.

    -- Other non-cash charges for the nine months ended September 30, 2006 relate to $2.7 million of costs associated with the inventory step-up to fair market value recorded at the CLD Acquisition date, which are included in the cost of sales line of our condensed consolidated statements of operations, $1.2 million of non-cash incentive compensation expense related to management incentive stock options, which is included in the selling, general and administrative expense line of our condensed consolidated statements of operations and a $1.4 million non-cash impairment charge related to the Ajax trademark, driven by the Company's decision to discontinue sales of AJAX(R) products. The Ajax impairment is included in the securitization, impairment and other costs line of our condensed consolidated statements of operations.

    (e) Other expense is described as follows:

    -- Other expense for the nine months ended September 30, 2006 relates to $0.5 million of a mark to market loss related to two foreign exchange hedge agreements. The agreements were entered to control the foreign exchange risk associated with the initial acquisition price of CLD. The foreign exchange hedges are included in the other expense, net line of our condensed consolidated statements of operations.


    CONTACT: Alliance Laundry Holdings LLC
             Bruce P. Rounds, CFO
             920-748-1634